Exhibit 99.23

EXECUTION VERSION

Dated the 28th day of June 2024

GENTAO CAPITAL LIMITED

(as Issuer)

and

BEACON CAPITAL GROUP INC.

(as BVI-1)

and

BOLD ALLY (CAYMAN) LIMITED

(as Existing Facility Lender)

and

SHINING RICH HOLDINGS LIMITED

耀富控股有限公司

(as Investor)

DEED OF UNDERTAKING

This deed of undertaking (this “Deed”) is executed on the 28th day of June 2024

BY AND AMONG:

(1)	GENTAO CAPITAL LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1759132 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Issuer”);

(2)	BEACON CAPITAL GROUP INC., a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 469757 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“BVI-1”);

(3)	BOLD ALLY (CAYMAN) LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability with company number 363711 and with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Existing Facility Lender”); and

(4)	SHINING RICH HOLDINGS LIMITED 耀富控股有限公司, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1972405 and with its registered office at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 (the “Investor”),

(each a “Party” and collectively the “Parties”).

WHEREAS:

(A)	On 19 August 2021, the Issuer as borrower and the Existing Facility Lender as lender entered into a facility agreement as amended and restated from time to time, under which the Existing Facility Lender made available a term loan facility in the principal amount of US$50,250,000 (the “Existing Facility”). As at the date of this Deed, the outstanding principal amount of the loan under the Existing Facility amounts to US$23,853,798.68 (the “Outstanding Principal”).

(B)	Pursuant to a subscription agreement (the “Subscription Agreement”) entered into or to be entered into by, among others, the Issuer and the Investor, the Issuer shall issue to the Investor a secured guaranteed note in the principal amount up to US$24,000,000 (the “Note”), the proceeds of which shall be utilised to, among other things, repay the Outstanding Principal, any accrued interest thereon and any fees, costs and expenses in connection with the Existing Facility which are outstanding as at the closing date of the subscription of the Note (the “Closing Date”).

(C)	The Parties agree to enter into this Deed under which the Existing Facility Lender agrees and undertakes to the Investor that it shall promptly take steps to release all security interests created over the assets of the Obligors under the Existing Facility pursuant to the terms of this Deed.

THIS DEED WITNESSETH as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless otherwise specified, capitalised words and expressions used in this Deed (including its Recitals) shall have the following meanings:

“ADS” means an American depositary share of the Listco (each representing six (6) Class A Shares in the Listco (subject to adjustment for share splits, share consolidations or other similar events that have a diluting or concentrative effect on the ADS, provided that no such adjustment shall be made if (and to the extent that) the Listco and/or the Depositary, pursuant to their authority (if any), elects to adjust the number of Class A Shares represented by each ADS such that the price and other terms of the ADS will not be affected by any such diluting or concentrative event)), which are listed on the Nasdaq Global Select Market (Stock Code: Nasdaq: VNET).

“Broker” means Huatai Financial Holdings (Hong Kong) Limited.

“Business Day” means a day (other than Saturday or Sunday) on which banks are open for general business in the British Virgin Islands, Cayman Islands, Hong Kong and New York City.

“BVI Act” means the British Virgin Islands Business Companies Act 2004, as amended and/or supplemented from time to time.

“BVI Cos” means the Issuer, BVI-1, BVI-2 and BVI-3 collectively, and “BVI Co” means any one of them.

“BVI Registrar” means the Registrar of Corporate Affairs of the British Virgin Islands.

“BVI-2” means Fast Horse Technology Limited, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 368150 and with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

“BVI-3” means Sunrise Corporate Holding Ltd., a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with company number 1622848 and with its registered office at Kingston Chambers P.O. Box 173, Road Town, Tortola, British Virgin Islands.

“Class A Shares” means class A ordinary shares in the capital of the Listco which has a par value of US$0.00001 each.

“Class B Shares” means class B ordinary shares in the capital of the Listco which has a par value of US$0.00001 each.

“Deeds of Release (Existing Security Documents)” means collectively the deed(s) of release or release agreement to be executed by the Existing Facility Lender in favour of the respective Obligors under which the Existing Facility Lender absolutely discharges and releases all Security created in favour of it under the Existing Security Documents pursuant to the terms thereof.

“Depositary” means Citibank, N.A. or its successor. “DTC” means The Depository Trust Company.

“Excess Amount” means the Existing Facility Lender’s good faith estimate of the amount by which the Outstanding Amount as at the proposed Closing Date exceeds US$24,000,000.

“Existing Security Documents” means the following documents executed in connection with the Existing Facility:

(a)	the equitable share mortgage dated 19 August 2021 executed by the Guarantor in favour of the Existing Facility Lender in respect of shares in the Issuer held by the Guarantor;

(b)	the equitable share mortgage dated 19 August 2021 executed by BVI-1 in favour of the Existing Facility Lender in respect of Class A Shares held by BVI-1;

(c)	the equitable share mortgage dated 19 August 2021 executed by BVI-2 in favour of the Existing Facility Lender in respect of Class A Shares and Class B Shares held by BVI-2;

(d)	the equitable share mortgage dated 19 August 2021 executed by BVI-3 in favour of the Existing Facility Lender in respect of Class A Shares and Class B Shares held by BVI-3;

(e)	the equitable share mortgage dated 19 August 2021 executed by the Issuer in favour of the Existing Facility Lender in respect of Class A Shares held by the Issuer;

(f)	the pledge agreement dated 6 April 2022 executed by the Issuer in favour of the Existing Facility Lender in respect of ADSs held by the Issuer; and

(g)	any other documents executed by any Obligor for providing security in favour of the Existing Facility Lender from time to time.

“Guarantor” means CHEN Sheng ( 陈 升 ), a citizen of the PRC with passport number [*****] and PRC Identity Card number [*****] and domiciled in the PRC.

“Listco” means VNET Group, Inc. (世纪互联集团), an exempted company incorporated in the Cayman Islands with limited liability whose class A ordinary shares (in the form of ADSs) are traded under the ticker symbol “VNET” on NASDAQ Global Select Market.

“Listco Registrar” means Maples Fund Services (Asia) Limited and any successor share registrar for Listco acceptable to the Investor.

“Notice of Issuance” means the notice of issuance to be delivered by the Issuer to the Investor in relation to the issuance of the Note.

“Obligors” means the Issuer, the Guarantor, BVI-1, BVI-2 and BVI-3 collectively, and “Obligor” means any one of them.

“Party” means a party to this Deed.

“Securities Account” means an account held in the name of the Issuer with the Broker with account number [*****].

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Subject ADSs (Issuer – Listco)” means 5,604,821 ADSs to be cancelled as ADSs and re-registered as 33,628,926 Class A Shares (representing approximately 2.13% of all issued shares in Listco) in the name of the Issuer pursuant to Clause 2.11(a).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Deed to:

(i)	the “Principal”, the “Trustee”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” or “property” includes present and future properties, revenues and rights of every description;

(iii)	one person being “controlled” by another means that that other person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the governing body of that person or otherwise controls or has the power to control the affairs and policies of that person, and “control” shall be construed accordingly;

(iv)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vi)	a provision of Law is a reference to that provision as amended or re- enacted;

(vii)	the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(viii)	any thing (including an amount) is a reference to the whole and each part of it.

(b)	Unless a contrary indication appears, references to Recitals, Clauses and Schedules are to be construed as references to recitals and clauses of, and schedules to, this Deed.

(c)	Clause and Schedule headings are for ease of reference only.

(d)	References in this Deed to the singular includes the plural and vice versa, and references to the muscular gender includes the feminine gender and the neuter gender, and vice versa.

1.3	Third party rights

(a)	Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of this Deed, the consent of any third person who is not a Party is not required to rescind or vary this Deed at any time.

2.	UNDERTAKINGS OF THE ISSUER, BVI-1 AND THE EXISTING FACILITY LENDER

2.1	The Issuer shall, forthwith upon delivering to the Investor a Notice of Issuance, deliver to the Existing Facility Lender a copy of the Notice of Issuance. The Existing Facility Lender shall, by 6:00 p.m. (Hong Kong time) on the Business Day immediately following the date that it receives the copy of the Notice of Issuance, deliver a notice in writing to the Investor (which may be by way of email) stating the aggregate amount of all sums (including without limitation the Outstanding Principal, all outstanding interest accrued thereon, all outstanding fees, costs and expenses in connection with the Existing Facility, and all bank charges, costs and expenses that may be incurred by BVI-1 in connection with the transfer of the proceeds from the issue of the Note to the Designated Account (as defined below)) (the “Outstanding Amount”) required for all Obligors to discharge all their respective obligations owed to the Existing Facility Lender (whether under the Existing Facility or otherwise) as at the Closing Date specified in the copy of the Notice of Issuance.

2.2	The Issuer shall:

(a)	procure that as at the Closing Date, the Outstanding Amount shall not exceed US$24,000,000;

(b)	on or prior to the date of the Notice of Issuance, deliver to the Existing Facility Lender all original Obligors’ signature pages to the Deeds of Release (Existing Security Documents) to a location specified by the Existing Facility Lender, together with an irrevocable authorisation to the Existing Facility Lender to release such signature pages to the Investor on the Discharge Date (as defined below);

(c)	procure the Existing Facility Lender deliver to the Investor the confirmation as set out under Clause 2.3(b) on or prior to the date of the Notice of Issuance;

(d)	notify the Existing Facility Lender of the proposed Closing Date for the purpose of calculating the Excess Amount and ensure that such proposed Closing Date is specified as the Closing Date in the Notice of Issuance; and

(e)	prior to the proposed Closing Date, procure that BVI-1 will, and BVI-1 agrees that it shall, pay an amount not less than the Excess Amount to the Existing Facility Lender by transfer to the Designated Account (as defined below) for partial repayment of the Outstanding Amount (and, for the avoidance of doubt, such amount shall be transferred to the Designated Account from an account of BVI-1 directly by wire transfer, and the Existing Facility Lender shall be entitled to apply any amount received towards the discharge of any amounts then due and payable by the Obligors in connection with the Existing Facility upon receipt).

2.3	The Existing Facility Lender shall deliver to the Investor：

(a)	by 6:00 p.m. (Hong Kong time) on the Business Day immediately following the date that the Existing Facility Lender receives the copy of the Notice of Issuance, a confirmation with detailed basis for calculating the Outstanding Amount for a future period (the “Future Period”) covering the period from five (5) Business Days prior to the Closing Date till the five (5) Business Days after the Closing Date;

(b)	a confirmation (which may be in the form of email) that the Issuer has complied with its obligations under Clause 2.2(b) promptly upon being satisfied that the Issuer has complied with such obligations.

2.4	The Existing Facility Lender hereby designates the following bank account (or such other bank account as may be notified by the Existing Facility Lender to the other Parties with five (5) Business Day’s prior notice, the “Designated Account”) for the purpose of receiving the Outstanding Amount:

Beneficiary Bank Name:	[*****]
Beneficiary Bank Address:	[*****]
Beneficiary bank SWIFT:	[*****]
Beneficiary Name:	[*****]
Beneficiary Account:	[*****]
Correspondent Bank Name:	[*****]
Correspondent SWIFT:	[*****]
Reference:	[*****]

2.5	The Existing Facility Lender hereby agrees and undertakes to the Issuer and the Investor that it shall, and each of the Issuer and the Investor acknowledges and agrees that the Existing Facility Lender will, (i) if the Existing Facility Lender has received immediately available funds in the Designated Account in an aggregate amount equal to all sums then due, owing or incurred by the Obligors to the Existing Facility Lender under the Existing Facility by 6:00 p.m. (Hong Kong time) on a Business Day, promptly on the same Business Day and (ii) if the Existing Facility Lender has received immediately available funds in the Designated Account in an aggregate amount equal to all sums then due, owing or incurred by the Obligors to the Existing Facility Lender under the Existing Facility after 6:00 p.m. (Hong Kong time) on a Business Day or on a day that is not a Business Day, promptly on the immediately following Business Day (such date as determined under paragraph (i) or (ii), the “Discharge Date”):

(a)	provided that the Issuer has complied with its obligations under Clause 2.2(b), (i) deliver, or procure the delivery of, all original Deeds of Release (Existing Security Documents), each duly executed by the Obligor which is a party thereto and the Existing Facility Lender, to the Investor; and (ii) deliver copies of such fully executed Deeds of Release (Existing Security Documents) to the Issuer (which may be by email);

(b)	give instructions to Citigroup Global Markets Inc. (the “Existing Custodian”) in its capacity as custodian for the Existing Facility Lender to transfer and deposit the Subject ADSs (Issuer – Listco) into the DTC participant account of BNP Paribas SA, New York Branch (for further credit to the account of the Broker at BNP Paribas SA, New York Branch) in the form set out in Schedule 1 (Form of Letter of Instruction), and provide documentary evidence (which may be in the form of email) to the Investor and the Issuer that such instructions have been given, and deliver such other documents and evidence as may be reasonably requested by the Depository from the Existing Facility Lender in order to complete such transfer and deposit; and

(c)	deliver to the Investor the documentary evidence of title listed in Schedule 2 (List of Documentary Evidence of Title).

2.6	The Existing Facility Lender shall:

(a)	within two (2) Business Days after the Discharge Date, file a notice of satisfaction or release of charge in respect of the Existing Security Documents to which a BVI Co is a party with the BVI Registrar pursuant to the BVI Act and deliver to the Investor documentary evidence (which may be in the form of email) that such filing has been submitted to the BVI Registrar; and

(b)	promptly upon its receipt, deliver to the Investor all copies and originals of the certificates of release issued by the BVI Registrar in respect of release of such Existing Security Documents.

2.7	Subject to its receipt of a copy of the fully executed Deeds of Release (Existing Security Documents) under Clause 2.5(a) from the Existing Facility Lender, the Issuer shall procure that each of the Obligors shall on the Discharge Date, instruct their respective British Virgin Islands registered agents to update the register of charges of the Obligors to reflect the release of the Existing Security Documents. The Issuer shall deliver a certified copy of such updated register of charges of the Obligors within four (4) Business Days after the Discharge Date.

2.8	The Existing Facility Lender shall give instructions to the Existing Custodian (which may be contained in the instructions given by the Existing Facility Lender pursuant to Clause 2.5(b)) to, as soon as commercially practicable (and in any event, within twelve (12) days of such instructions), complete the transfer of the Subject ADSs (Issuer – Listco) into the DTC participant account of BNP Paribas SA, New York Branch (for further credit to the account of the Broker at BNP Paribas SA, New York Branch), in the form set out in Schedule 1 (Form of Letter of Instruction), and until the Existing Custodian completes the aforementioned transfer, the Existing Facility Lender shall continuously give further instruction(s) substantially in the form set out in Schedule 1 (Form of Letter of Instruction) to the Existing Custodian at the Investor’s reasonable request from time to time.

2.9	The Issuer shall procure the Broker to complete the transfer of the Subject ADSs (Issuer – Listco) into the Securities Account no later than fifteen (15) Business Days following the giving of the instructions pursuant to Clause 2.5(b).

2.10	The Issuer hereby irrevocably requests and authorises the Investor to credit the proceeds from the issue of the Note to the BVI-1 Account (as defined below). BVI- 1 hereby agrees and undertakes to apply the proceeds from the issue of the Note towards the repayment of any sums due, owing or incurred by the Obligors to the Existing Facility Lender under the Existing Facility by way of a direct transfer from the BVI-1 Account (as defined below) of such proceeds to the Designated Account. BVI-1 hereby designates the following bank account for the purpose of receiving the proceeds from the issue of the Note (the “BVI-1 Account”):

Beneficiary Bank Name:	[*****]
Beneficiary Bank Address:	[*****]
Beneficiary bank SWIFT:	[*****]
Beneficiary Name:	[*****]
Beneficiary Account:	[*****]
Clearing No. for local remittance:	[*****]
Correspondent Bank Name:	[*****]
Correspondent SWIFT:	[*****]
Correspondent Bank Account:	[*****]
Correspondent Bank Name (if by remittance CHATS):	[*****]
Correspondent SWIFT (if by remittance CHATS):	[*****]
Correspondent Bank Account (if by remittance CHATS):	[*****]
Reference:	[*****]

2.11	The Issuer hereby undertakes to the Existing Facility Lender and the Investor that, upon receipt of the Subject ADSs (Issuer – Listco) in the Securities Account:

(a)	the Issuer shall, at its own cost, promptly instruct the Depositary and the Listco Registrar to cancel the Subject ADSs (Issuer – Listco) as ADSs and re-register as Class A Shares on the books of the Listco Registrar in the name of the Issuer (the “Cancellation and Re-registration”);

(b)	the Issuer shall not allow the Subject ADSs (Issuer – Listco) to be transferred other than any transfer necessary to effectuate the Cancellation and Re-registration; and

(c)	the Issuer shall not offer for sale or otherwise transfer, or pledge, mortgage or otherwise encumber (collectively, “Dealing”) all or part of the Subject ADSs (Issuer – Listco) (and any Class A Shares represented by those ADSs) unless such Dealing is (i) in compliance with all applicable laws (including but not limited to the United States Securities Act of 1933, as amended); and (ii) made with the prior written consent of the Investor or is otherwise permitted under the Transaction Documents (as defined under the Subscription Agreement).

2.12	The Issuer shall procure the Cancellation and Re-registration to be completed no later than five (5) Business Days following the giving of the instructions pursuant to Clause 2.11(a).

3.	REPRESENTATIONS AND WARRANTIES

3.1	Each Party represents and warrants to each other Party that:

(a)	it is duly incorporated under the laws of its jurisdiction of incorporation and has and shall at all times have the necessary power to enter into and perform its obligations under this Deed and has duly authorised the execution of this Deed;

(b)	this Deed constitutes its legal, binding and enforceable obligations;

(c)	the execution, delivery, observance and performance by it of this Deed shall not result in any violation of any laws applicable to it;

(d)	it has obtained all the necessary authorisations and consents to enable it to enter into this Deed and the necessary authorisation and consents shall remain in full force and effect at all times during the term of this Deed;

4.	CONFIDENTIALITY

4.1	Each Party (the “Receiving Party”) shall, at all times, treat as confidential and not disclose to any other person all information disclosed (whether in written or other form) in confidence by or on behalf of a party (the “Disclosing Party”) to the Receiving Party) pursuant to this Deed (such information being “Confidential Information”), save where it is or was:

(a)	already known to the Receiving Party;

(b)	in the public domain or becomes public knowledge otherwise than as a result of the unauthorised or improper conduct of the Receiving Party;

(c)	disclosed as required by any law or regulation or the rules of any relevant stock exchange, an order of any court, tribunal or judicial equivalent, pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank, governmental, supervisory or other regulatory agency or taxation authority, or in connection with any legal, arbitration, administrative or other investigations, proceedings or disputes;

(d)	disclosed for business purposes to affiliates or professional advisers, service providers or agents engaged by Receiving Party, who receive the same under a duty of confidentiality;

(e)	made available by a third party who is/was entitled to divulge such information and who is not under any obligation of confidentiality in respect of such information; or

(f)	disclosed with the consent of the Disclosing Party.

5.	NOTICE

5.1	Any notice or other communication given under this Deed shall be in writing and signed by or on behalf of the party giving it and shall be served by sending it by pre-paid recorded delivery or registered post (where applicable) or email to the address and for the attention of the relevant party set out below (or as otherwise notified by that party from time to time). Any such notice shall be deemed to have been received:

(a)	in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting; and

(b)	in the case of email, at the time of receipt which means at the time the email enters the receiving party's information processing system.

5.2	Notices to the Issuer shall be sent to the following:

GenTao Capital Limited

Address: 10 Jiuxianqiao East Road, Chaoyang District, Beijing 100016

For the attention of: Chen Sheng

Email address: [*****]

5.3	Notices to the Existing Facility Lender shall be sent to the following:

Bold Ally (Cayman) Limited

Address: Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand

Cayman KY 1-9008, Cayman Islands

With a copy to: 40F Gloucester Tower, The Landmark, 15 Queens Road Central,

Central, Hong Kong

For the attention of: Board of Directors

Email address: [*****]

5.4	Notices to the Investor shall be sent to the following:

Shining Rich Holdings Limited 耀富控股有限公司

For the attention of: Fang Li / Tong Lin
Email address: [*****]

6.	GENERAL

6.1	This Deed may not be assigned or novated by any Party without the written consent of the other Parties.

6.2	This Deed may be executed in any number of counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting one and the same deed.

6.3	If any provision herein shall be determined to be void or unenforceable in whole or in part for any reason whatsoever such invalidity or unenforceability shall not affect the remaining provisions or any part thereof contained within this Deed and such void or unenforceable provisions shall be deemed to be severable from any other provision or part thereof herein contained.

6.4	This Deed supersedes all previous agreements between the Parties, and sets out the entire agreement and understanding between the Parties, with respect to its subject matter.

6.5	No amendment or variation of this Deed shall be valid unless it is in writing and signed by or on behalf of each Party.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Deed is governed by, and shall be construed in accordance with, the laws of the Hong Kong. Each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of Hong Kong over any claim or matter arising under or in connection with this Deed.

8.	SERVICE OF PROCESS

8.1	Without prejudice to any other mode of service allowed under any relevant law:

(a)	each of the Issuer and BVI-1 irrevocably appoints VNET Group Limited of 37/F., Tower 1 Metroplaza, Hing Fong Road, Kwai Fong, Hong Kong as its agent under this Deed for service of process in any proceedings before the Hong Kong courts in connection with this Deed;

(b)	the Existing Facility Lender irrevocably appoints Ares Management Asia (Hong Kong) Limited of 40F, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong as its agent under this Deed for service of process in any proceedings before the Hong Kong courts in connection with this Deed; and

(c)	the Investor irrevocably appoints Li & Partners of 22/F, World Wide House, Central, Hong Kong as its agent under this Deed for service of process in any proceedings before the Hong Kong courts in connection with this Deed.

8.2	If any person appointed as process agent under this Clause 8 is unable for any reason to so act, that Party must immediately (and in any event within five (5) Business Days of the event taking place) appoint another agent on terms acceptable to the Investor. Failing this, the Investor may appoint another process agent for this purpose.

8.3	Each Party agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

8.4	This Clause 8 does not affect any other method of service allowed by law.

IN WITNESS WHEREOF the Parties have executed and delivered this Deed as a deed on the day and year first above written.

SCHEDULE 1

Form of Letter of Instruction

Letter of Instruction

Special Equity Transactions Group, Citigroup Global Markets Inc. (“CGMI”)

388 Greenwich St

New York NY 10013

Date:                              2024

Dear Sir/Madam

I am authorized to give instruction on behalf of Bold Ally (Cayman) Limited in all matters related to account [*****] at CGMI (the “Bold Ally Account”).

I hereby instruct CGMI to make, on the date of this letter, a one-time transfer of 5,604,821 American depositary shares of VNET Group, Inc. (Cusip 90138A103) from the Bold Ally Account into the following account through the facilities of DTC on a free-of-payment basis:

Broker Name: Huatai Financial Holdings (Hong Kong) Limited

DTC Participant Name: BNP Paribas SA, New York Branch

DTC Participant Number: 2787

Internal Account Name: Huatai Financial Holdings (Hong Kong) Limited

Internal Account Number: [*****]

Contact Name/Group/E-Mail at DTC Participant: Evan Zhang (Tel: +852 3465 3897; Email: settlement@htsc.com; pwm_ops@htsc.com)

[Signature page follows]

Sincerely yours,

BOLD ALLY (CAYMAN) LIMITED

Signed by:
Name:
Title:

SCHEDULE 2

List of Documentary Evidence of Title

1.	One original share certificate no. OB-033 in respect of 545,117 Class B ordinary shares of 21Vianet Group, Inc. in the name of Fast Horse Technology Limited

2.	One original share certificate no. OB-037 in respect of 19,125,000 Class B ordinary shares of 21Vianet Group, Inc. in the name of Fast Horse Technology Limited

3.	One original share certificate no. OB-063 in respect of 8,087,875 Class B ordinary shares of 21Vianet Group, Inc. in the name of Sunrise Corporate Holding Ltd.

4.	One original share certificate no. 3 in respect of 1 ordinary share of GenTao Capital Limited in the name of CHEN Sheng

EXECUTION PAGE

The Issuer

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
GENTAO CAPITAL LIMITED	)
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name:	Chen Sheng
		Title:	Director

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East
Road, Chaoyang District, Beijing 100016

[Execution page – Existing Facility Lender Deed of Undertaking – Issuer]

BVI-1

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
GENTAO CAPITAL GROUP INC.	)
)
)
	)	/s/ Chen Sheng
in the presence of:	)	Name:	Chen Sheng
		Title:	Director

/s/ Sun Yaxuan
Signature of witness

Name of witness: Sun Yaxuan

Address of witness: 10 Jiuxianqiao East
Road, Chaoyang District, Beijing 100016

[Execution page – Existing Facility Lender Deed of Undertaking – BVI-1]

The Existing Facility Lender

EXECUTED AND DELIVERED	)
AS A DEED by Isatou Smith	)
)
, its authorised director for and on behalf of	)
BOLD ALLY (CAYMAN) LIMITED	)
)
)
	)	/s/ Isatou Smith
in the presence of:	)	Name:	Isatou Smith
		Title:	AUTHORISED SIGNATORY

/s/ James Lewis
Signature of witness

Name of witness: James Lewis

Address of witness:	12 - 59 Las Brisas Drive
West Bay Beach North
Grand Cayman,
Cayman Islands

[Execution page – Existing Facility Lender Deed of Undertaking – Existing Facility Lender]

The Investor

EXECUTED AND DELIVERED	)
AS A DEED by	)
)
, its authorised director for and on behalf of	)
SHINING RICH HOLDINGS LIMITED	)
)
)
	)	/s/ Wang Peng
in the presence of:	)	Name:	Wang Peng
		Title:	Authorised Signatory

/s/ Meng Ling Wei
Signature of witness

Name of witness: Meng Ling Wei

Address of witness:	Beijing, Xicheng District

[Execution page – Existing Facility Lender Deed of Undertaking – Investor]